================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

                               -------------------


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               -------------------


       Date of Report (Date of earliest event reported): October 14, 1998

                               -------------------


                                SENTO CORPORATION
             (Exact name of registrant as specified in its charter)

            UTAH                           000-06425                  87-0284979
----------------------------         ---------------------       -------------------
(State or other jurisdiction         (Commission File No.)          (IRS Employer
     of incorporation)                                            Identification No.)


                           808 EAST UTAH VALLEY DRIVE
                             AMERICAN FORK, UT 84003
          (Address of principal executive offices, including zip code)

                                 (801) 492-2000
              (Registrant's telephone number, including area code)

================================================================================

                                 Amendment No. 1


1. This Amendment No. 1 to the Current Report on Form 8-K/A dated December 28, 1998 is being filed by the Registrant to provide the financial statements and pro forma financial information contemplated by the Current Report on Form 8-K filed on October 29, 1998.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired
                                                                            PAGE
                                                                            ----

     Report of Independent Public Accountants                               F-1

     Balance Sheets as of June 30, 1998 and June 30, 1997                   F-3

     Statements of Operations for the years ended June 30, 1998 and         F-4
     June 30,1997

     Statements of Retained Earnings for the years ended June 30, 1998
     and June 30, 1997                                                      F-5

     Statements of Cash Flows for the years ended June 30, 1998 and
     June 30, 1997                                                          F-6

     Notes to Financial Statements                                          F-7

(b) Pro forma financial information

     Preface to Pro forma financial information                             F-12

     Unaudited Pro forma condensed Balance Sheets as of September 30,
     1998 for Sento Corporation and June 30, 1998 for Functional
     Software Pty, Ltd.                                                     F-13

     Unaudited Pro forma condensed Statements of Operations for the year ended March 31, 1998 for Sento Corporation and Functional
     Software Pty, Ltd.                                                     F-14

     Unaudited Pro forma condensed Statements of Operations for the six months ended September 30, 1998 for Sento Corporation and
     Functional Software Pty, Ltd.                                          F-15

     Notes to Unaudited Pro forma Condensed Consolidated
     Financial Statements                                                   F-16

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SENTO CORPORATION


                                       /s/ KIETH E. SORENSON
                                       -----------------------------------------
                                       Name:  Kieth E. Sorenson
                                       Title: Chief Executive Officer, President
                                              and Chairman of the Board


Date:   December 28, 1998

                   INDEPENDENT AUDIT REPORT TO THE MEMBERS OF
                        FUNCTIONAL SOFTWARE PTY LIMITED

We have audited the special purpose financial statements, being the Income Statement, Balance Sheet, Statement of Stockholders Equity, Statement of Cash Flows and notes to and forming part of the financial statements of Functional Software Pty Limited for the year ended 30 June 1998. The company's directors are responsible for the financial statements. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

The financial statements have been prepared in accordance with United States of America generally accepted accounting principles for inclusion in a report to be lodged with the Securities Exchange Commission.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial statements are presented fairly in accordance with United States of America generally accepted accounting principles so as to present a view which is consistent with our understanding of the company's financial position, the results of its operations and cash flows.

The audit opinion expressed in this report has been formed on the above basis.

In our opinion, the financial statements of Functional Software Pty Limited are properly drawn up:

(a) so as to present fairly, in all material respects, the financial position of the company's as at 30 June 1998, and the results of operations and cash flows for the financial year ended on that date of the company; and

(b) in accordance with United States of America generally accepted accounting principles.

Signed at Sydney, Australia this 18th day of December 1998


/s/ MOORE STEPHENS

MOORE STEPHENS
Chartered Accountants


/s/ D. W. SINCLAIR

D. W. SINCLAIR
Partner

                   INDEPENDENT AUDIT REPORT TO THE MEMBERS OF
                        FUNCTIONAL SOFTWARE PTY LIMITED

We have audited the special purpose financial statements, being the Income Statement, Balance Sheet, Statement of Stockholders Equity, Statement of Cash Flows and notes to and forming part of the financial statements of Functional Software Pty Limited for the year ended 30 June 1997. The company's directors are responsible for the financial statements. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

The financial statements have been prepared in accordance with United States of America generally accepted accounting principles for inclusion in a report to be lodged with the Securities Exchange Commission.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial statements are presented fairly in accordance with United States of America generally accepted accounting principles so as to present a view which is consistent with our understanding of the company's financial position, the results of its operations and cash flows.

The audit opinion expressed in this report has been formed on the above basis.

In our opinion, the financial statements of Functional Software Pty Limited are properly drawn up:

(a) so as to present fairly, in all material respects, the financial position of the company as at 30 June 1997, and the results of operations and cash flows for the financial year ended on that date of the company; and

(b) in accordance with United States of America generally accepted accounting principles.

Signed at Sydney, Australia this 18th day of December 1998


/s/ MOORE STEPHENS

MOORE STEPHENS
Chartered Accountants


/s/ D. W. SINCLAIR

D. W. SINCLAIR
Partner

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                                 BALANCE SHEETS
                               AS AT JUNE 30 1998

                                                                  30/6/98              30/6/97
                                                                    $USD                 $USD
ASSETS:
Current Assets:
     Cash and cash equivalents                                      431,681             28,400
     Receivables, net of $22,947 allowance for doubtful
     accounts                                                       272,421            401,081
     Prepaid expenses and other current assets                           --             13,873
                                                                 ----------           --------
Total Current Assets                                                704,102            443,354
                                                                 ----------           --------

Property, plant and equipment, net                                   82,228             97,086

Other Assets:
     Loans receivable, related parties                               27,270                 --
     Investments                                                    215,668                 --
                                                                 ----------           --------
Total Other Assets                                                  242,938                 --
                                                                 ----------           --------
TOTAL ASSETS                                                      1,029,268            540,440
                                                                 ==========           ========


LIABILITIES AND SHAREHOLDER'S EQUITY:

Current Liabilities:
     Accounts payable and accrued expenses                           28,247             15,346
     Bank overdraft                                                  64,280                 --
     Accrued payroll and related expenses                            29,937                 --
     Income taxes payable                                            49,757                 --
                                                                 ----------           --------
Total Current Liabilities                                           172,221             15,346
                                                                 ----------           --------
Loans payable, related parties                                           67                248
                                                                 ----------           --------
Total Liabilities                                                   172,288             15,594
                                                                 ----------           --------
Shareholder's Equity:
     Common Stock                                                    34,089             34,089
     (72,000 share authorised, 45,004 shares issued and
       outstanding)
     Cumulative translation adjustment                             (203,196)            (6,636)
     Retained earnings                                            1,026,087            497,393
                                                                 ----------           --------
Total Shareholders Equity                                           856,980            524,846
                                                                 ----------           --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                        1,029,268            540,440
                                                                 ==========           ========



                 See accompanying notes to Financial Statements

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998


                                                         30/6/98             30/6/97
                                                          $USD                 $USD
REVENUES                                                2,771,812            2,049,429

DIRECT COSTS                                           (1,075,923)            (745,824)
                                                       ----------           ----------

GROSS PROFIT                                            1,695,889            1,303,605

SELLING, GENERAL AND ADMINISTRATIVE                    (1,155,683)          (1,220,791)
                                                       ----------           ----------
NET OPERATING INCOME / (LOSS FROM OPERATIONS)             540,206               82,314

OTHER INCOME / (EXPENSE)
     Interest income                                       32,189                8,284
     Other income / (expense)                              25,120                6,641
                                                       ----------           ----------
Total Other Income/(Expense), Net                          57,308               14,925
                                                       ----------           ----------

NET INCOME BEFORE INCOME TAXES                            597,514               97,739

INCOME TAX EXPENSE                                        (68,820)                  --
                                                       ----------           ----------
NET INCOME                                                528,694               97,739
                                                       ----------           ----------



                 See accompanying notes to financial statements

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                         STATEMENT OF RETAINED EARNINGS
                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1998



                                       COMMON STOCK                                 CUMULATIVE            TOTAL
                                  ----------------------          RETAINED         TRANSLATION        STOCKHOLDERS
                                  SHARES          AMOUNT          EARNINGS          ADJUSTMENT           EQUITY
                                  ------          ------          --------         -----------        ------------
                                                   $USD             $USD               $USD               $USD
Balance, July 1, 1996             45,004          34,089            399,654            13,139            446,882
Net income                            --              --             97,739                --             97,739
Translation adjustment                --              --                 --           (19,775)           (19,775)
                                  ------          ------          ---------          --------           --------
Balance at June 30, 1997          45,004          34,089            497,393            (6,636)           524,846
                                  ------          ------          ---------          --------           --------

Net income                            --              --            528,694                --            528,694
Translation adjustment                --              --                 --          (196,560)          (196,560)
                                  ------          ------          ---------          --------           --------
Balance at June 30, 1998          45,004          34,089          1,026,087          (203,196)           856,980
                                  ======          ======          =========          ========           ========

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1998


                                                                 30/6/98           30/6/97
                                                                  $USD               $USD
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income                                                       528,694            97,739

Adjustments to reconcile net income to net cash
provided by/(used in) operating activities:
     Depreciation and amortisation                                33,886            44,316
     Provision for diminution                                     96,618                --

Changes in assets and liabilities

     (Increase)/decrease in assets:
             Receivables                                          76,148           (60,035)
             Prepaid expenses and other current assets            (3,997)           (2,802)
     Increase/(decrease) in liabilities:
             Accounts payable and accrued expenses                17,653           (55,655)
             Accrued payroll and related expenses                 33,477                --
            Income taxes payable                                  55,639                --
                                                                --------           -------
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES              838,118            23,563
                                                                --------           -------
CASH FLOWS FROM INVESTING ACTIVITIES

     Payment for property, plant and equipment                   (19,030)          (24,286)
     Loans advanced during year                                  (30,644)               --
     Payment for investments                                    (312,286)               --
                                                                --------           -------
NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES             (361,960)          (24,286)
                                                                --------           -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                         (137,157)             (246)
                                                                --------           -------
NET INCREASE IN CASH AND CASH EQUIVALENTS                        339,001              (969)
                                                                --------           -------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    28,400            29,369
                                                                --------           -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         367,401            28,400
                                                                ========           =======

SUPPLEMENT CASH FLOW INFORMATION:

Income tax paid                                                   13,181                --



                 See accompanying notes to financial statements

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                    NOTES TO THE FINANCIAL STATEMENTS FOR THE
                            YEAR ENDED JUNE 30, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Functional Software Pty Limited is organised under the laws of Australia.

The operating business of the company as of June 30, 1998 were as follows:

        o Selling system management products into Unix based multi vendor environments

        o Provision of specialist system management professional services in support of the COSMOS product set

        o       Management and support of international resellers

        o Development and porting of the COSMOS product set for Unix, and more recently NT

The company operates within Australia, and has several overseas distributors.

BASIS OF PRESENTATION

The Company's financial statements are prepared using the accrual basis under generally accepted accounting principals.

PROPERTY, PLANT & EQUIPMENT

Property, plant and equipment are brought to account at cost or at independent or directors valuation less, where applicable, any accumulated depreciation or amortisation. The depreciable amount of all fixed assets, but excluding freehold land, are depreciated over their useful lives commencing from the time the asset is held ready for use.

The estimated useful lives of the individual classes of assets are as follows:

      ASSETS                                    LIFE
      Plant and Equipment                     2-8 years

      Office Equipment                        2-8 years

Properties held for investment purposes are not subject to a depreciation charge.

INVESTMENTS

Investments are valued either at cost less amounts written off for other than temporary diminution in the value of the investments, or at directors' valuation.

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                    NOTES TO THE FINANCIAL STATEMENTS FOR THE
                            YEAR ENDED JUNE 30, 1998



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognised in income in the period that includes the enactment date.

The Australian company tax rate for the years ended June 30 1998 and 1997 was 36% (1996: 36%).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognised in the year in which such adjustments are determined.

CASH AND CASH EQUIVALENTS

For the purposes of the statement of cash flows, cash includes cash at bank and cash equivalents. The company considers all highly liquid instruments purchased with any maturity of three months or less to be cash equivalents.

FOREIGN CURRENCY FINANCIAL STATEMENTS TRANSLATION METHOD

The company conducts all transactions in Australian dollars. Therefore, for the purposes of translating the financial statements the functional currency is Australian dollars. All monetary assets and liabilities are translated at the exchange rate at the end of the period. Non-monetary assets and liabilities, movements are translated at the average exchange rate for the period, with account balances reflecting the historical movements in the exchange rate. Income and expense items are translated using the average rate for the period. Resulting translation adjustments are recognised as a reserve forming part of stockholders' equity.

CONCENTRATION OF CREDIT RISK

In the normal course of business, the Company provides unsecured credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realised, have been within the range of management's expectations.

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                    NOTES TO THE FINANCIAL STATEMENTS FOR THE
                            YEAR ENDED JUNE 30, 1998



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

EMPLOYEE ENTITLEMENTS

Provision is made for the company's liability for employee entitlements arising from services rendered by employees to the period end. These entitlements expected to be paid within one year are recorded at their nominal amount. Employee entitlements payable later than one year (ie Long Service Leave) are recorded at the present value of the estimated future cash outflows relating to those entitlements.

2. PROPERTY, PLANT AND EQUIPMENT

                                         30/6/98            30/6/97
                                          $USD               $USD
Plant and equipment at cost              219,115            206,316
Less: Accumulated depreciation          (168,737)          (145,122)
                                        --------           --------
                                          50,378             61,194
Office equipment at cost                  56,820             50,590
Less: Accumulated depreciation           (24,970)           (14,698)
                                        --------           --------
                                          31,850             35,892
                                        --------           --------
                                          82,228             97,086
                                        ========           ========


Depreciation expense charged to operations was $USD33,887 and $USD44,317 for 1998 and 1997.

3. INVESTMENTS

Shares:
- in subsidiary                            (a)         96,493            --
- in associated company                    (b)         96,618            --
Less: provision for diminution                        (96,618)           --
- in other related party                   (c)        119,175            --
                                                      -------          ----
                                                      215,668            --
                                                      =======          ====

        (a) On November 11, 1997 the company acquired 100% of Functional Software (Asia Pacific) Pty Limited.

        (b) On December 15, 1997 the company acquired 45% of Systems Management Services SDN BHD (Malaysia).

        (c) On December 2, 1997 the company acquired 17.5% of Rama Technologies Pty Limited.

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                    NOTES TO THE FINANCIAL STATEMENTS FOR THE
                            YEAR ENDED JUNE 30, 1998


4. RETIREMENT PLAN

The Company has a statutory obligation under the laws of Australia to contribute certain amounts into a regulated superannuation fund on behalf of all employees, except where certain exemptions apply. The Company has no involvement with the management, control or organisation of the Fund. The participants are fully vested at all times in both employee contributions and statutory employer contributions. Employer contributions to superannuation funds of $USD43,699 and $USD27,324 have been expensed in the financial statements for 1998 and 1997.

5. COMMON STOCK

The Company has not issued any options, warrants or other placements over its common stock to any employees or outside parties during the year ended June 30, 1998 or as at June 30, 1998

6. RELATED PARTY TRANSACTIONS

Transactions between related parties are on normal commercial terms and conditions no more favourable than those available to other parties unless otherwise stated.

Transactions with related parties:

(i)      DIRECTORS                                         JUNE 30, 1998       JUNE 30, 1997
                                                                    $USD                $USD
         Loans payable to directors                                   67                 248

         Loans receivable from directors                          27,270                  --

Loans payable and receivable are on interest free terms.

(ii) DIRECTORS SHAREHOLDINGS

Directors and director - related entities hold directly, indirectly or beneficially as at the reporting date all of the company's equity.

7. SUBSEQUENT EVENTS

Pursuant to a Business Asset Agreement dated September 30, 1998 the company sold substantially all assets of the business to Sento Corporation as well as to Sento Australia Pty Limited.

The assets sold include plant and equipment and office equipment which were recognised in the financial statements. Assets not reflected in the financial statements which were also sold under the Business Assets Agreement include the goodwill associated with the company's products, reputation and name, the company's interest in distribution and Licence agreements, its customer and suppliers lists and its consultancy business.

                           FUNCTIONAL SOFTWARE PTY LTD
                                 ACN 009 421 194

--------------------------------------------------------------------------------

                    NOTES TO THE FINANCIAL STATEMENTS FOR THE
                            YEAR ENDED JUNE 30, 1998


7. SUBSEQUENT EVENTS (CONT'D)

Pursuant to a Intellectual Property Business Assets Agreement dated September 30, 1998 the company also transferred all rights to intellectual property of the company's computer software business including documentation and development to Sento Corporation.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         Sento Corporation (the Company) provides integrated information technology. On October 14, 1998, the Company entered into an asset purchase agreement with Functional Software PTY LTD (Functional) whereby, the Company acquired property, equipment, intellectual property, and assumed certain accrued liabilities from Functional. Total consideration included approximately $450,000 in cash and 129,656 shares of the Company's common stock valued at $2.71 per share. The acquisition has been accounted for under the purchase method of accounting. The total of the excess purchase price over the fair value of the net assets acquired has been allocated and classified as described in the notes to the unaudited pro forma condensed combined financial statements. The acquisition is described more fully in the previously filed Form 8-K dated October 29, 1998.

         The following statements have been prepared using the historical financial statements of the Company, and the historical financial statements of Functional. The pro forma financial information reflects the adjustments that would result from the acquisition as if it had occurred as of the beginning of the period presented with respect to pro forma statements of operations data and as of the balance sheet date with respect to pro forma balance sheet data. The pro forma financial data is provided for analysis purposes only and does not purport to indicate the results which actually would have been obtained if the acquisition had been effected on the dates indicated, or of the results which may be obtained in the future.

         The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statement of operations combines the results of the Company for the year ended March 31, 1998 (as previously reported in the Company's annual report), and the six months ended September 30, 1998 (as previously reported on the Company's form 10-QSB) with the results of Functional for the respective periods then ended. The unaudited pro forma condensed combined balance sheet shows the combined positions of the Company and Functional as of September 30, 1998 and June 30, 1998 respectively.

                SENTO CORPORATION AND FUNCTIONAL SOFTWARE PTY LTD
                   UNAUDITED PROFORMA CONDENSED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1998


                                                                     HISTORICAL
                                                    HISTORICAL       FUNCTIONAL
                                                      SENTO         SOFTWARE PTY                              PRO FORMA
                                                   CORPORATION           LTD         ADJUSTMENTS               COMBINED
                                                  -----------------------------------------------------------------------
ASSETS
Current assets:
  Cash                                            $  3,989,371      $   431,681    $  (450,000)       (1)    $  3,971,052
  Accounts receivable (net)                          2,994,174          272,421                                 3,266,595
  Inventories                                          229,564                -                                   229,564
  Other current assets                               1,886,813                -                                 1,886,813
                                                  --------------------------------------------               ------------
    Total current assets                             9,099,922          704,102       (450,000)                 9,354,024

Net fixed assets                                     2,931,480           82,228                                 3,013,708
Intangible assets                                    1,830,311                         775,200        (1)       2,493,511
                                                                                      (112,000)       (3)
Investments                                                             215,668       (215,668)       (2)              --
Other assets                                           268,195           27,270        (27,270)       (2)         268,195

                                                  --------------------------------------------               ------------
    TOTAL ASSETS                                  $ 14,129,908      $ 1,029,268    $   (29,738)              $ 15,129,438
                                                  =============================================              ============
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
  Current portion of long-term debt               $    505,961      $        --    $        --               $    505,961
  Accounts payable                                   2,474,393           92,527                                 2,566,920
  Accrued liabilities                                1,705,340           79,694                                 1,785,034
  Deferred revenue                                   1,519,238                -                                 1,519,238
                                                  --------------------------------------------               ------------
    Total current liabilities                        6,204,932          172,221             --                  6,377,153
                                                  --------------------------------------------               ------------
Long-term liabilities:
  Long-term debt, excl. current portion              1,187,193               --                                 1,187,193
  Due from related parties                                                   67            (67)       (2)              --
  Convertible bonds                                    827,517                                                    827,517
  Deferred tax liability                               271,539                                                    271,539
                                                  --------------------------------------------               ------------
    Total long-term liabilities                      2,286,249               67            (67)                 2,286,249
                                                  --------------------------------------------               ------------
Minority interest                                       31,919                                                     31,919
                                                  --------------------------------------------               ------------
Stockholders' equity:
  Common stock                                       1,467,631           34,089         32,414        (1)       1,500,045
                                                                                       (34,089)       (2)
  Additional paid-in capital                         6,367,010                         292,786        (1)       7,161,905
                                                                                       614,109        (2)
                                                                                      (112,000)       (3)
  Treasury stock                                     (174,000)                                                   (174,000)
  Deferred compensation                              (273,667)                                                   (273,667)
  Cumulative translation adjustment                   (61,811)        (203,196)        203,196        (2)         (61,811)
  Retained earnings (deficit)                      (1,718,355)        1,026,087     (1,026,087)       (2)      (1,718,355)
                                                  --------------------------------------------               ------------
    Total stockholders' equity                       5,606,808          856,980        (29,671)                 6,434,117
                                                  --------------------------------------------               ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 14,129,908      $ 1,029,268    $   (29,738)              $ 15,129,438
                                                  ============================================               ============


See notes to unaudited pro forma condensed consolidated financial statements

                SENTO CORPORATION AND FUNCTIONAL SOFTWARE PTY LTD
              UNAUDITED PROFORMA CONDENSED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1998

                                                                     HISTORICAL
                                                    HISTORICAL       FUNCTIONAL
                                                      SENTO         SOFTWARE PTY                              PRO FORMA
                                                   CORPORATION           LTD         ADJUSTMENTS               COMBINED
                                                  -----------------------------------------------------------------------
Revenues                                          $ 20,639,845        $3,223,620                          $  23,863,465

Cost of Sales                                       14,227,071         1,510,637                             15,737,708
                                                  ---------------------------------------------           -------------

Gross Profit                                         6,412,774         1,712,983             --               8,125,757

Selling, general and administrative                  9,401,037           916,893        221,000     (4)      10,538,930

Research and development expense                        78,875                                                   78,875
                                                  ---------------------------------------------           -------------
Income from operations                             (3,067,138)           796,090       (221,000)            (2,492,048)

Other income:
  Interest income, net                                 271,948            25,119                                297,067
  Other income, net                                  3,160,255            23,925                              3,184,180
                                                  ---------------------------------------------           -------------
Net income before income tax                           365,065           845,134       (221,000)                989,199

Income tax expense                                     302,090            68,820                                370,910
                                                  ---------------------------------------------           -------------
Net Income                                        $     62,975         $ 776,314     $ (221,000)          $     618,289
                                                  =============================================           =============
Net Income per common share
    Basic                                         $       0.01                                            $        0.12
                                                  ============                                            =============
    Diluted                                       $       0.01                                            $        0.11
                                                  ============                                            =============


See notes to unaudited pro forma condensed consolidated financial statements

                SENTO CORPORATION AND FUNCTIONAL SOFTWARE PTY LTD
              UNAUDITED PROFORMA CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998


                                                                     HISTORICAL
                                                    HISTORICAL       FUNCTIONAL
                                                      SENTO         SOFTWARE PTY                              PRO FORMA
                                                   CORPORATION           LTD         ADJUSTMENTS               COMBINED
                                                  -----------------------------------------------------------------------
Revenues                                          $ 10,751,128       $ 814,530                               $ 11,565,658

Cost of Sales                                        7,312,695         424,831                                  7,737,526
                                                  ---------------------------------------------              ------------

Gross Profit                                         3,438,433         389,699               --                 3,828,132

Selling, general and administrative                  6,941,280         947,369          110,500    (5)          7,999,149
                                                  ---------------------------------------------              ------------
Loss from operations                               (3,502,847)       (557,670)        (110,500)               (4,171,017)

Other income:
  Interest income, net                                  70,013          17,817                                     87,830
  Other income, net                                    837,213           3,862                                    841,075
                                                  ---------------------------------------------              ------------
Net loss before income tax                         (2,595,621)       (535,991)        (110,500)               (3,242,112)

Income tax benefit                                     300,000          64,319                                    364,319
                                                  ---------------------------------------------              ------------
Net loss                                          $(2,295,621)      $(471,672)       $(110,500)              $ (2,877,793)
                                                  =============================================              ============

Net loss per common share
  basic                                           $     (0.24)                                               $      (0.49)
                                                  ===========                                                ============
  diluted                                         $     (0.24)                                               $      (0.49)
                                                  ===========                                                ============



See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The total estimated purchase price of the assets acquired by the Company ($450,000 cash plus $352,000 representing the estimated market value of 129,656 shares of the Company's common stock) has been allocated to acquired assets as follows:

         Property and equipment                                 $   76,800
         Intellectual property                                     664,500
         Less liabilities assumed                                   (50,000)
         Goodwill                                                   110,700
                                                                -----------
         Estimated value of stock and cash consideration        $   802,000
                                                                ===========

The following pro forma adjustments have been made to the historical condensed consolidated balance sheet of the Company, given the effect to the acquisition of Functional. Current assets not acquired and current liabilities not assumed as part of the acquisition have not been eliminated in the pro forma condensed consolidated balance sheet as these assets and liabilities would have been generated and/or incurred through ongoing operations.

Pro forma adjustments:

1       To record intangible assets and consideration given for acquired assets


2 To eliminate non-operating assets not acquired and non-operating liabilities not assumed as part of the purchase, and to eliminate equity accounts of Functional

3 To write off estimated in-process research and development costs acquired as part of purchased intellectual property

4 To record twelve months of amortization relating to intangible assets acquired as if the acquisition had taken place on April 1, 1997

5 To record six months of amortization relating to intangible assets acquired as if the acquisition had take place on April 1, 1998